THIRD AMENDMENT TO LOAN AGREEMENT


THIS THIRD AMENDMENT TO LOAN AGREEMENT is dated as of the 14th day of December, 1998 (the "Amendment") by and between RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation ("Borrower"), and the NATIONAL ELECTRICAL BENEFIT FUND (the "Lender").

                               WITNESETH

WHEREAS, the Borrower and the Lender are parties to that certain Loan Agreement dated as of August 31, 1995, as amended by that First Amendment to Loan Agreement and other Loan Documents dated as of June 1, 1998 and that Second Amendment to Loan Agreement and other Loan Documents dated as of September 29, 1998 (the "Loan Agreement"); and

WHEREAS, the Borrower has requested the Lender to amend certain terms and provisions of the Loan Agreement to provide for the extension of the scheduled maturity date of the loans made thereunder and otherwise provide for the modifications set forth herein; and

WHEREAS, the Lender has agreed to such amendments to the Loan Agreement, subject to the terms and conditions hereof.

NOW THEREFORE, in consideration of the premises hereof and for other good and valuable consideration the receipt and sufficiency of which are hereby established, the Borrower and the Lender hereby agree as follows:

SECTION 1. Extension of Scheduled Maturity Date. The Loan Agreement shall be deemed amended hereby by deeming the Scheduled Maturity Date thereunder to be February 28, 1999.
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SECTION 2.  Representations and Warranties of Borrower.  In order to induce the Lender to enter into this Amendment, the Borrower hereby (i) reaffirms and restates all those representations and warranties contained in the Loan Agreement as fully as if set forth in full herein, and (ii) make such additional representations and warranties as follows:

2.1 Enforceability. This Amendment has been duly executed and delivered by Borrower and all necessary corporate action has been taken by Borrower to duly authorize the execution and delivery of this Amendment and the consummation of the transactions contemplated hereby, and this Amendment, the Loan Agreement (as amended hereby) and each other Loan Document constitutes the valid and binding obligation of Borrower enforceable against Borrower in accordance with its respective terms.

2.2 Authority. This Amendment, the execution and delivery hereof by Borrower and the consummation of the transactions contemplated hereby, does not and will not, subject to a change in applicable Requirements of Law, contravene any provision of any Requirement of Law applicable to or binding upon Borrower; the execution of this Amendment and the consummation of the transactions contemplated hereby will not result in a breach of or institute a default under any credit agreement, lease, indenture, mortgage, deed of trust, purchase agreement, guaranty or other contractual obligation or instrument to which borrower is currently a party or by which Borrower or any of its representative assets is bound or affected.

2.3 Default. No Potential Default or Event of Default has occurred and is continuing under the Loan Agreement or any of the other Loan Documents.

It is acknowledged and agreed that if any of the foregoing representations shall prove to be incorrect in any material and adverse way, an Event of Default shall be deemed to have occurred under the Loan Agreement and each of the other Loan Documents.

SECTION 3. Conditions to Effectiveness. This Amendment shall be effective as of the date this Amendment shall have been duly executed and delivered by the Borrower and the Lender.

SECTION 4. Counterparts. This Amendment may be executed in any number of separate counterparts with the same effect as if the parties hereto had signed the same document and all such counterparts shall constitute but one and the same instrument.

SECTION 5. Governing Law. This Amendment shall be governed by and construed and enforceable in accordance with, the State of Colorado.

SECTION 6. Severability. If any of the terms and provisions specified herein is held by a court of law to be in violation of any applicable state or federal ordinance, statute, law, regulation, administrative or judicial decision, or public policy, and if a governmental authority should declare such term or provision to be illegal, invalid, unlawful, void, voidable, or unenforceable as written, then such provision shall be given full force and effect to the fullest possible extent that it is legal, valid and enforceable, and the remainder of the terms and provisions herein shall be construed as if such illegal, invalid, unlawful, void, voidable or enforceable term or provision was not contained herein, and the rights, obligations, and interest of the Borrower and the Lender under the remainder of this Amendment
Agreement shall continue in full force and effect.

SECTION 7. Negotiated Document. Borrower and Lender acknowledge that the provisions and the language of this Amendment have been negotiated by commercially sophisticated parties, and agree that no provision of this Amendment shall be construed against Borrower or Lender by reason of any such party having drafted such provisions or this Amendment.
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SECTION 8.  Prevailing Party.  In the event of a judicial or administrative proceeding or action by one party against the other party with respect to the interpretation or enforcement of this Amendment, the prevailing party shall be entitled to recover reasonable costs and expenses including, with limitation, reasonable attorneys' fees and expenses, whether at the investigative, pretrial, trial or appellate level.

SECTION 9. Amendments, Modifications, Etc. Neither this Amendment nor any of the terms or conditions hereof may be amended, supplemented, or otherwise modified except by a written instrument signed by the Borrower and Lender expressly referencing the terms and conditions to be amended or modified.

SECTION 10. Continuing Effect; Loan Document. Other than as expressly modified hereby, each of the Loan Documents shall continue in full force and effect in accordance with their respective terms. From and after the date hereof, this Amendment shall be deemed a "Loan Document" for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

RAMTRON INTERNATIONAL CORPORATION

By:  /S/ Richard L. Mohr
   ---------------------
Title:  Executive Vice President and CFO


NATIONAL ELECTRICAL BENEFIT FUND

By:  /S/  Edwin D. Hill
   ---------------------
     Trustee